UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 _________________

Date of Report (Date of earliest event reported): October 15, 2012

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54335	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	67448
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-3-691-7691

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

InspireMD, Inc. (the “Company”) currently plans to hold its 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) on December 21, 2012. The Company did not hold an annual meeting during 2011. As a result, the Company has set the following deadlines for the receipt of any stockholder proposals.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy materials for the 2012 Annual Meeting must be received at the Company’s principal executive offices no later than the close of business on October 25, 2012, which the Company considers a reasonable time before it begins to print and send its proxy materials. Such proposals will need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in the Company’s proxy materials, and may be omitted if not in compliance with applicable requirements.

Stockholders wishing to submit proposals or nominations to be presented directly at the annual meeting instead of for inclusion in the Company’s proxy statement must follow the submission criteria and deadlines set forth in the Company’s Amended and Restated Bylaws. To be timely in connection with the 2012 Annual Meeting, a stockholder proposal must be received by the Company’s Secretary at its principal executive offices not later than the close of business on October 25, 2012. This Current Report on Form 8-K constitutes a “public announcement” for purposes of Section 1(3) of the Company’s Amended and Restated Bylaws. For more information, please refer to the Company’s Amended and Restated Bylaws, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inspiremd, inc.

Date: October 15, 2012	By:	/s/ Craig Shore
Name: Craig Shore
Title: Chief Financial Officer